UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 2003

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED

                   (Formerly Triple 8 Development Corporation)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-32355
                            (Commission File Number)

                                   98-0222927
                     (I.R.S. Employer Identification Number)

                                    Suite 225
                               425 Carrall Street
                           Vancouver, British Columbia
                                     V6B 6E3
          (Address of principal executive offices, including zip code)

                                 (604) 685-0696
              (Registrant's telephone Number, including area code)

                                 (604) 637-8201
                 (Registrant's Fax Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other Events and Regulation FD Disclosure

On April 7, 2003 the issuer relocated operations from 406-1040 Hamilton Street, Vancouver, British Columbia, V6B 2R9 to 225 - 425 Carrall Street, Vancouver, British Columbia, V6B 6E3. The issuer abandoned the Hamilton Street premises after efforts with the landlord to sub-lease were unsuccessful. The lease and sub-lease agreement at 406-1040 Hamilton Street extends to August 2003; however, the cost of maintaining these premises at 6,000 square feet is not economically feasible at current levels of operation. No claims have been made by the landlord as of the date of this report for breach of the lease and sub-lease agreements. The issuer continues to cut costs to maintain operations and in so doing has re-located to shared office space until such time that revenues or operations can support costs of additional premises.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED
                   (formerly Triple 8 Development Corporation)



Per:    /s/ Mitch White
        ------------------------------------
        Mitch White, Chairman,CEO and Director